Exhibit 28 (h) (2) under Form N-1A
Exhibit (10) under Item 601/Reg. S-K

Execution Copy

TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

EACH OF THE FEDERATED FUNDS LISTED ON EXHIBIT A HERETO

AND

STATE STREET BANK AND TRUST COMPANY

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 31st day of January, 2017 (the “Agreement”), by and between each entity that has executed this Agreement, as listed on the signature pages hereto, each company having its principal place of business at either 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222 or 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561 (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 1 Lincoln Street, Boston, Massachusetts 02111 (the “Transfer Agent"). This Agreement shall be considered a separate agreement between the Transfer Agent and each Fund and references to "the Fund" shall refer to each Fund separately. No Fund shall be liable for the obligations of, nor entitled to the benefits of, any other Fund under this Agreement.

WHEREAS, certain Funds may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, such series shall be named under the respective Fund in the attached Exhibit A, which may be amended by the parties from time to time (each such series and all classes thereof, together with all other series and all classes thereof subsequently established by the Fund and made subject to this Agreement in accordance with Section 17, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Transfer Agent desires to accept such appointment; and

WHEREAS, for the avoidance of doubt, in addition to the Funds that are investment companies, Federated Investors Trust Company, a Pennsylvania trust company, is custodian for the collective/common investment funds listed on Exhibit A and identified as such (each a “Collective Trust” or collectively “Collective Trusts”, in addition to being Funds for purposes of this Agreement), and such Collective Trusts are a part of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions

“1933 Act” is defined in Section 5.6 hereof.

“1934 Act” is defined in Section 4.5 hereof.

“1940 Act” is defined in Section 5.4 hereof.

“Adverse Consequences” is defined in Section 7.1 hereof.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Agreement" has the meaning ascribed thereto in the preamble to this Agreement.

"AML" has the meaning ascribed thereto in Section 2.1(F)(8) hereof.

“AML Delegation” is defined in Section 2.1(F)(8) hereof.

“AML Procedures” is defined in Section 2.1(F)(8) hereof.

"AML Program" has the meaning ascribed thereto in Schedule 2.1(F)(8) hereof.

"Annual Report" has the meaning ascribed thereto in Section 2.2 hereof.

“Applicable AML Law” is defined in Section 2.1(F)(8) hereof.

"Applicable Law" has the meaning ascribed thereto in Section 2.1 hereof.

"Board" has the meaning ascribed thereto in Section 2.1 hereof.

“BSA” is defined in Schedule 2.1(F)(8) hereof.

"Chief Compliance Officer" has the meaning ascribed thereto in Section 2.2 hereof.

“Collective Trusts” is defined in the recitals to this Agreement.

“Confidential Information” is defined in Section 9.1 hereof.

“Core Escheatment Services” has the meaning ascribed thereto in Section 2.1(F)(5) hereof.

“CPI-W” is defined as the Consumer Price Index for Urban Wage Earners and Clerical Workers (Area: Boston-Brockton-Nashua, MA-NH-ME-CT; Base Period: 1982-1984+100) as published by the United States Department of Labor, Bureau of Labor Statistics.

"Custodian" has the meaning ascribed thereto in Section 2.1(A)(1) hereof.

“Customer Information” is defined in Section 9.2 hereof.

"Data Access Services" has the meaning ascribed thereto in Section 6.1 hereof.

"Deconversion" has the meaning ascribed thereto in Section 12.2 hereof.

“Disclosing Party” is defined in Section 9.1 hereof.

“Disclosure Documents” is defined in Section 2.1(E)(3).

"Distribution Payment Date" has the meaning ascribed thereto in Section 2.1(C)(1) hereof.

"Fee Schedule" has the meaning ascribed thereto in Section 3.1 hereof.

“FinCEN” is defined in Schedule 2.1(F)(8) hereof.

"Functional Matrix" has the meaning ascribed thereto in Section 2.1(F)(1) hereof.

"Fund" and "Funds" has the meanings ascribed thereto in the preamble to this Agreement.

“Fund Computers” is defined in Section 6.1(a) hereof.

"Fund Confidential Information" means Confidential Information for which the Fund is the Disclosing Party.

“Fund Customers” is defined in Section 9.2 hereof.

“Fund Indemnitees” is defined in Section 7.2 hereof.

"Fund/SERV" has the meaning ascribed thereto in Section 2.1(F)(6) hereof.

“GLB Act” is defined in Section 9.2 hereof.

“Good Order Review” means a review to determine if Shareholder documentation satisfies criteria established in Processing Guidelines.

"Good Purchase Orders" has the meaning ascribed thereto in Section 2.1(A)(1) hereof.

"Good Redemption Orders" has the meaning ascribed thereto in Section 2.1(B)(1) hereof.

"Good Transfer/Exchange Orders" has the meaning ascribed thereto in Section 2.1(B)(3) hereof.

“Information Security Schedule” has the meaning ascribed thereto in Section 10.2 hereof.

"Initial Term" is defined in Section 12.1 hereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

"IRAs" has the meaning ascribed thereto in Section 2.1(F)(7) hereof.

“Mass Privacy Act” is defined in Section 9.2 hereof.

"NAV" means the net asset value per share of a Fund.

"Networking" has the meaning ascribed thereto in Section 2.1(F)(6) hereof.

"Next Calculated NAV" means the NAV next calculated by each Fund's fund accountant after receipt by Transfer Agent (or any agent of the Transfer Agent or Fund identified in the registration statement of such Fund or in Proper Instructions (each, a "22c-1 Agent")) of a (i) Good Purchase Order or (ii) Good Redemption Order, as applicable.

"NSCC" has the meaning ascribed thereto in Section 2.1(F)(6) hereof.

"OFAC" has the meaning ascribed thereto in Schedule 2.1(F)(8) hereto.

"Oral Instruction" has the meaning ascribed thereto in Section 2.1 hereof.

“Outreach Services” has the meaning ascribed thereto in Section 2.1(F)(5) hereof and Exhibit B hereto.

“Outreach Subcontractor” has the meaning ascribed thereto in Exhibit B hereto.

“PEP” is defined in Schedule 2.1(F)(8) hereof.

"Policies" have meaning ascribed thereto in Section 2.2 hereof.

"Portfolio" has the meaning ascribed thereto in the preamble to this Agreement.

“Prime Rate” is defined as the base rate on corporate loans posted by large domestic banks as published by the Wall Street Journal.

"Processing Guidelines" has the meaning ascribed thereto in Section 2.1(A) hereof

"Proper Instructions" has the meaning ascribed thereto in Section 2.1 hereof.

"Prospectus" has the meaning ascribed thereto in Section 2.1 hereof.

“Receiving Party” is defined in Section 9.1 hereof.

"Recordkeeping Agreement" has the meaning ascribed thereto in Section 2.1(F)(4) hereof.

"Renewal Term" has the meaning ascribed thereto in Section 12.1.

"Retirement Accounts" has the meaning ascribed thereto in Section 2.1(F)(7) hereof.

“Routine Records Requests” shall mean (i) any subpoena, court order or request for information from a governmental authority (a) with respect to a shareholder in a Fund, (b) that would be required to be maintained (or is maintained) by the Transfer Agent of the Fund, (c) that can be obtained without resorting to information outside of the Transfer Agent’s records, and (d) with respect to a matter not involving a claim directly against the Fund or its service providers and (ii) any request to take action against the assets in a shareholder account, such as seizure, levy, or hold, pursuant to a court order or governmental subpoena.

“RPO accounts” has the meaning ascribed thereto in Section 2.1(F)(5) hereof.

"SAR" has the meaning ascribed thereto in Schedule 2.1(F)(8) hereto.

“Security Breach” is defined in Section 11.5 hereof.

"Service Level Standards" has the meaning ascribed thereto in Section 2.1 hereof.

"Shares" has the meaning ascribed thereto in Section 2.1 hereof.

"Shareholders" has the meaning ascribed thereto in Section 2.1 hereof.

"Super Sheet" has the meaning ascribed thereto in Section 2.1(E)(1)(a) hereof.

"TA 2000 System" has the meaning ascribed thereto in Section 2.1(F)(6) hereof.

"Term" has the meaning ascribed thereto in Section 12.1 hereof.

"Transfer Agent" has the meaning ascribed thereto in the preamble to this Agreement.

“Transfer Agent Indemnitees” is defined in Section 7.1 hereof.

"Transfer Agent Proprietary Information" has the meaning ascribed thereto in Section 6.1 hereof.

“UPA” has the meaning ascribed thereto in Section 2.1(F)(5) hereof.

"USA PATRIOT Act" has the meaning ascribed thereto in Schedule 2.1(F)(8) hereto.

2. Terms of Appointment and Duties

2.1	Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, each Fund, on behalf of itself and where applicable, its Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the Fund's authorized and issued shares ("the "Shares") and dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information (or similar offering document) of the Fund on behalf of the Portfolio, as the same may be modified or amended from time to time and provided by the Fund to the Transfer Agent ("Prospectus"), including without limitation any periodic investment plan or periodic withdrawal program and in connection therewith, to perform the following services in accordance with (i) Proper Instructions, (ii) any federal and state laws, rules and regulations applicable to the performance of the services under this Agreement (together with any incorporated Schedules and/or Exhibits) and/or to which Transfer Agent is subject ("Applicable Law"), (iii) the terms of the Prospectus of each Fund or Portfolio, as applicable, and (iv) the service level standards set forth in Schedule 2.1 (the "Service Level Standards"). When used in this Agreement, the term "Proper Instructions" shall mean a writing signed or initialed by one or more persons as shall have been authorized from time to time by the board of directors/trustees of each Fund (the "Board") and with respect to which a written confirmation of such authorization shall have been filed with the Transfer Agent by the Fund. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions ("Oral Instructions") will be deemed to be Proper Instructions if (a) they otherwise comply with the definition thereof and (b) the Transfer Agent reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall promptly confirm all Oral Instructions or cause such Oral Instructions given by a third party who is authorized to give such Oral Instructions, to be promptly confirmed in writing. Proper Instructions may include communications effected through electro-mechanical or electronic devices. Proper Instructions, oral or written, may only be amended or changed in writing, including without limitation through electro-mechanical or electronic device.

A. Purchases

(1)       The Transfer Agent shall receive orders and payment for the purchase of Shares and, establish accounts in the Fund for the purchasers of the Fund’s Shares (i.e., Shareholders) on the Transfer Agent’s recordkeeping system and record the initial purchase by such Shareholders in the Fund, which are received in good order ("Good Purchase Orders") according to the then current processing guidelines of the Transfer Agent, as the same may be changed from time to time upon provision of a revised version thereof to the administrator of the Fund (the "Processing Guidelines"), and promptly deliver the payments received therefor to the custodian of the relevant Fund (the "Custodian"), for credit to the account of such Fund. The Transfer Agent shall notify each Custodian, on a daily basis, of the total amount of Good Purchase Orders received. Orders which are not Good Purchase Orders will be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder or would-be Shareholder, as applicable, will be promptly notified of such action.

(2)       The Transfer Agent shall accept and process Good Purchase Orders of additional Shares into existing accounts and promptly deliver payment and appropriate documentation thereof to the Custodian.

(3)       Subject to the deduction of any front-end sales charge, where applicable, as the Transfer Agent is instructed in accordance with the provisions of Subsection 2.1(A)(3) hereof, but based upon the Next Calculated NAV, the Transfer Agent shall compute and issue the appropriate number of Shares of each Fund and/or Class and credit such Shares to the appropriate Shareholder accounts.

(4)       The Transfer Agent shall deduct, and remit to the appropriate party according to Proper Instructions, all applicable sales charges according to (i) the Prospectus of the Fund, (ii) the relevant information contained in any Good Purchase Orders, and (iii) Proper Instructions, as applicable.

B. Redemptions, Transfers and Exchanges

(1)       The Transfer Agent shall accept and process redemption requests and, with respect to requests which are in good order according to the Processing Guidelines ("Good Redemption Orders"), promptly deliver the appropriate instructions therefor to the Custodian. The Transfer Agent shall notify each Custodian, on a daily basis, of the total amount of Good Redemption Orders received and/or estimated, as the case may be. Redemption orders which are not in good order will be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder will be promptly notified of such action.

(2)       Upon receipt of redemption proceeds from the Custodian with respect to any Good Redemption Order, in an amount equal to the product of the number of Shares to be redeemed times the Next Calculated NAV, the Transfer Agent shall pay or cause to be paid such redemption proceeds in the manner instructed by the redeeming Shareholders.

(3)       The Transfer Agent shall affect transfers and/or exchanges of Shares from time to time as instructed by the registered owners thereof, to the extent that such transfer and/or exchange instructions are in good order according to the Processing Guidelines ("Good Transfer/Exchange Orders"). All exchanges shall be processed as a redemption from the Fund in which the Shareholder is currently invested and a purchase of Shares in the Fund into which the Shareholder wishes to exchange. All instructions for transfer and/or exchange of Shares which are not Good Transfer/Exchange Orders shall be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder will be promptly notified of such action.

(4)       The Transfer Agent shall deduct from all redemption proceeds, and remit to the appropriate party according to Proper Instructions, any applicable redemption fees, contingent deferred sales charges, and other appropriate fees according to (i) the Prospectus of the Fund, (ii) the relevant information contained in any Good Redemption Orders, and (iii) Proper Instructions, as applicable.

C. Distributions

(1)     Upon receipt by the Transfer Agent of Proper Instructions as to any dividends or distributions declared in respect of Shares, the Transfer Agent shall act as Dividend Disbursing Agent for the Fund and shall either credit the amount of any such distribution to Shareholders of record on the payable date for such distribution, or pay such distribution in cash to such Shareholders on the payable date, pursuant to instructions from such Shareholders and in accordance with the provisions of the Fund's governing document and its Prospectus. Such credits or payments, as the case may be, shall be made by the Transfer Agent on the date established for same in the Proper Instructions (the "Distribution Payment Date"). As the Dividend Disbursing Agent, the Transfer Agent shall, on or before the Distribution Payment Date, notify the Custodian of the estimated amount required to pay any portion of said distribution that is payable in cash and instruct the Custodian to make sufficient funds available to pay such amounts. The Transfer Agent shall reconcile instructions given to the Custodian against amounts received from the Custodian, on a daily basis. If a Shareholder has not elected to receive any such distribution in cash, the Transfer Agent shall credit the Shareholder's account with a number of Shares equal to the product of the aggregate dollar amount of such distribution divided by the Next Calculated NAV for Shares, determined as of the date set forth in the Proper Instructions; and

D.       Recordkeeping

(1)     The Transfer Agent shall record the issuance of Shares of the Fund, and maintain a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

(2)     The Transfer Agent shall establish and maintain records relating to the services to be performed hereunder in the form and manner as agreed to by the Fund including but not limited to, for each Shareholder's account, the following:

(a)	Relevant, required account ownership, including name, address, date of birth and social security/tax identification number (and whether such number has been certified);
(b)	Number of Shares owned of record;
(c)	Historical information regarding the account, including dividends paid and time, date and price for all transactions;
(d)	Any stop or restraining order placed against the account;
(e)	Information with respect to withholding in the case of a foreign account or an account for which backup or other withholding is required by the Internal Revenue Code;
(f)	Any distribution or dividend reinvestment instructions, systematic investment or withdrawal plan applications and instructions, cash distribution or dividend payment address and any and all correspondence relating to the current registration or other effective instructions with respect to such account;
(g)	Any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement; and
(h)	Any such other records as are required to be maintained under Applicable Law with respect to the services to be provided by the Transfer Agent hereunder.

(3)     The Transfer Agent shall preserve any such records that are required to be maintained for the periods for which they are required by Applicable Law to be maintained. The Transfer Agent acknowledges that any and all such records are the property of the Fund, and the Transfer Agent shall forthwith upon Proper Instructions, turn over to the Fund or to the person designated in the Proper Instructions, records and documents created and maintained by the Transfer Agent pursuant to this Agreement, which are no longer needed by the Transfer Agent in performance of its services. Such records and documents will be retained by the Transfer Agent for seven (7) years from the year of creation (or such longer period required by Applicable Law) or such earlier date if returned to the Fund. During the first two years of the applicable retention period such records and documents will be produced promptly, within reason, by the Transfer Agent upon request, or in connection with Section 2.3 below. At the end of the seven-year period, such records and documents will either be turned over to the Fund or upon receipt of Proper Instructions, destroyed in accordance with the then current record-retention policy of the Transfer Agent.

E. Confirmations and Reports

(1)     The Transfer Agent shall furnish the following information to the Fund, or other party at the direction of the Fund pursuant to Proper Instructions, upon request:

(a) Control Book (also known as "Super Sheet”). Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund, on the next business day at a mutually agreed upon time.

(b) Shareholder lists and statistical information;

(c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Transfer Agent;

(d) Information as to payments made pursuant to Proper Instructions by the Fund to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction or sales-related payments;

(e) Make available same-day cash facility for intraday cash flow reporting; and

(f) Such other information as may be agreed upon from time to time.

(2)     The Transfer Agent shall prepare and timely file with the United States Internal Revenue Service, and appropriate state agencies, all required information reports as to dividends and distributions paid to Shareholders. The Transfer Agent shall prepare and timely mail to Shareholders, to the extent required, all information and/or notices with respect to dividends and distributions paid to such Shareholder, the sale price of any Shares sold and such other information as shall be necessary for the Shareholders to determine the amount of any taxable gain or loss in respect of the sale of Shares.

(3)     The Transfer Agent shall provide a file to the Fund’s print/mail vendor in order that the vendor may prepare and send: (i) confirmation statements and statements of account to Shareholders for all purchases and redemptions of Shares; (ii) other confirmable transactions in Shareholder accounts; and (iii) prospectuses, semi-annual reports, annual reports, proxy statements and, only as requested, statements of additional information ("Disclosure Documents") from the Funds.

F. Other Rights and Duties

(1)         The Transfer Agent and the Fund have agreed upon the allocation of certain functions between the parties and have reflected on Schedule 2.1(F)(1) (as amended from time to time, the "Functional Matrix") certain obligations to be performed by the Transfer Agent hereunder. To the extent required under the Functional Matrix, the Transfer Agent shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Transfer Agent or forwarded to the Transfer Agent for response by the Fund.

(2)         The Transfer Agent shall provide a file to the Fund’s print/mail vendor in order that the vendor may prepare and send materials from the Fund to Shareholders in connection with shareholder meetings of each Fund.

(3)         The Transfer Agent shall establish and maintain facilities and procedures for (a) the safekeeping of check forms and facsimile signature imprinting devices, if any; and (b) the preparation or use, and for keeping account of, such certificates, forms and devices.

(4)         The Transfer Agent shall: (a) operationally support transactions with the registered owners of omnibus accounts with whom the Funds have an agreement for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (each, a "Recordkeeping Agreement"), by agreeing to perform, pursuant to Proper Instructions, those obligations of the Funds under such Recordkeeping Agreements as are set forth in the written agreement between the Fund and the Recordkeeping Agent and (b) enter into account Control Agreements, for, on behalf of, and in the name of, the Funds for the purpose of perfecting the security interest of a lender in Shares pledged as collateral by a Shareholder under and pursuant to an Uncertificated Securities Account Control Agreement(each a “Control Agreement”), and to perform the obligations of the Issuer (as defined therein) thereunder in accordance with the terms thereof. It is expressly acknowledged and agreed, however, that to the extent that any Recordkeeping Agreement or Control Agreement contains terms or conditions that are not contained in, or are materially different from, the terms and conditions set forth in the then-current forms of Recordkeeping Agreement and Control Agreement that have been reviewed by the Transfer Agent, the Funds shall afford Transfer Agent a reasonable opportunity within which to review such modified Recordkeeping Agreement or Control Agreement and indicate any required changes.

(5)         Abandoned Accounts. The Transfer Agent shall perform the following services (the “Core Escheatment Services”) for, and to assist, the Fund in complying with state escheatment requirements: (i) identify and process the Fund’s accounts that have returned post office mail (“RPO accounts”), inactive accounts and uncashed checks; (ii) perform all required lost shareholder searches in compliance with Rule 17Ad-17; (iii) perform all required state unclaimed property due diligence mailings based on state mailing schedules; (iv) provide pre-escheatment reports during January/February for the Fall cycle and November/December for the Spring/Summer cycles; (v) capture and maintain customer “date of last contact” and type of contact; and (vi) escheat abandoned and unclaimed assets based on applicable state dormancy periods and remittance schedules. In consideration of the performance of the Core Escheatment Services by the Transfer Agent, the Funds shall pay the Transfer Agent the Core Escheatment Service fees set forth on Schedule 3.1 to the Agreement. In addition to the Core Escheatment Services, the Transfer Agent has enhanced its unclaimed property administration (“UPA”) services to include certain additional optional outreach capabilities as described in Exhibit B to this Agreement (the “Outreach Services”). The Transfer Agent shall provide the Outreach Services to the Fund in accordance with the terms set forth in Exhibit B and this Agreement. For the avoidance of doubt, the Transfer Agent shall be responsible to the Funds for the acts or omissions of any Outreach Subcontractor to the same extent that the Transfer Agent would be liable for such acts or omissions under the terms of Exhibit B had the Transfer Agent not sub-contracted such services to an Outreach Subcontractor.

(6)         National Securities Clearing Corporation (the “NSCC”). In accordance with the rules and procedures of the NSCC in effect from time to time during the Term, (i) accept and effectuate (A) the registration and maintenance of accounts through the NSCC’s services known as networking (“Networking”) and (B) the purchase, redemption, transfer and exchange of shares in such accounts through the NSCC’s services known as Fund/SERV (“Fund/SERV”), (ii) accept and process instructions transmitted to, and received by, the Transfer Agent by transmission from the NSCC on behalf of broker dealers and banks which have been established by, or in accordance with Proper Instructions, and instructions of persons designated on the appropriate dealer file maintained by the Transfer Agent as authorized by the Fund to give such instructions, (iii) issue instructions to Fund’s banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iv) provide account and transaction information from the affected Fund’s records on DST Systems, Inc. computer system TA2000 (“TA2000 System”) in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (v) maintain Shareholder accounts on TA2000 System through Networking;

(7)         Retirement Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts (“IRAs”), SIMPLE IRAs, SEP IRAs, Roth IRAs, Education IRAs, and 403(b) Plans (such accounts, “Retirement Accounts”), the Transfer Agent, at the request and expense of the Fund, provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial agent services such as account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

(8)         Call Center Services. Answer telephone inquiries during mutually agreed upon hours each day on which the Fund is open for trading. In the event that the Fund plans to be open on a business day when the New York Stock Exchange is to be closed, the Fund shall provide the Transfer Agent with reasonable advance notice and the parties shall discuss the call center resources available for such day. The Transfer Agent shall answer and respond to inquiries from existing Shareholders, prospective Shareholders of the Fund and broker-dealers on behalf of such Shareholders in accordance with the instructions provided by the Fund to the Transfer Agent for purpose of fulfilling its duties under this Agreement, including, accepting transaction requests on behalf of the Fund.

(9)         Anti-Money Laundering (“AML”) Services. In order to assist the Fund with the Fund’s AML responsibilities under the BSA, US PATRIOT ACT, and other applicable AML laws (together, “Applicable AML Law”), the Transfer Agent shall provide certain risk-based Shareholder activity monitoring tools and procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with the Fund (the “AML Procedures”). The AML Procedures and related terms are set forth in the attached Schedule 2.1(F)(8) (entitled “AML Delegation”) which may be changed from time to time subject to mutual written agreement between the parties.

(10)     New Procedures. New procedures as to who shall provide certain of these services in Section 2 may be establishes through an amendment to this Agreement from time to time, such that the Transfer Agent may at times perform some of these services and the Fund or its agent may perform other of these services.

(11)     Checkwriting Services Support. Perform the services set forth on Schedule 2.2(11) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with the checkwriting privileges, if any, extended by the Fund.

(12)     Debit Card Services Support. Perform the services set forth on Schedule 2.2(12) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with the debit card privileges, if any, extended by the Fund.

2.2	Periodic Review of Compliance Policies and Procedures. During the Term, Transfer Agent shall periodically assess its compliance policies and procedures (the “Policies”). Transfer Agent shall provide, (i) no less frequently than annually, electronic access to its Policies to the chief compliance officer of the Fund (the “Chief Compliance Officer”), and/or any individual designated by the Fund or such Chief Compliance Officer, including but not limited to members of the internal compliance and audit departments of Federated Investors, Inc., and any advisory board constituted by the Fund provided that the Transfer Agent may reasonably require any members of such advisory board that are not employees of the Fund or its Affiliates to execute a confidentiality agreement with respect to such information; (ii) at such reasonable times as he or she shall request, access by such Chief Compliance Officer to such individuals as may be necessary for the Chief Compliance Officer to conduct an annual review of the operation of such Policies for purposes of making his or her annual report to the Board of the Fund (the “Annual Report”), (iii) promptly upon enactment, notification of, and a copy of, any material change in such Policies, and (iv) promptly upon request, such other information as may be reasonably requested by such Chief Compliance Officer for purposes of making such Annual Report.

2.3	Cooperation with Respect to Examinations and Audits. Transfer Agent shall provide assistance to and cooperate with the Fund with respect to any federal or state government-directed examinations and with the Fund’s internal or external auditors in connection with any Fund-directed audits. For purposes of such examinations and audits, at the request of the Fund, the Transfer Agent will use all reasonable efforts to make available, during normal business hours of the Transfer Agent’s facilities, all records and Policies solely as they directly pertain to the Transfer Agent’s activities under or pursuant to this Agreement. Such audits and examinations shall be conducted at the Fund’s expense and in a manner that will not interfere with the Transfer Agent’s normal and customary conduct of its business activities. To the extent practicable, the Fund shall make every effort to coordinate Fund-directed audits so as to minimize the inconvenience to the Transfer Agent and, except as otherwise agreed by the parties, no more frequently than once a year. In connection with any Fund-directed audit, the Fund shall not physically access the Transfer Agent’s systems and shall not conduct any testing on such systems. With respect to Fund-directed audits, the Transfer Agent shall provide such assistance in accordance with reasonable procedures and at reasonable frequencies, and the Fund shall provide reasonable advance notice of not less than three (3) business days to the Transfer Agent of such audits, and to the extent possible, of such examinations. The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority. With respect to Fund-directed audits, the Transfer Agent may require such persons to execute a confidentiality agreement before granting access. On an annual basis, the Transfer Agent will provide the Fund with copies of its SOC 1 report.

2.4 Oversight of Print/Mail Vendor. The Fund maintains a direct contract for print/mail services with a third party vendor. The Transfer Agent currently provides certain assistance to the Fund in connection with managing the print/mail vendor’s production of the Fund’s statements, confirms, checks and other miscellaneous mailings. To the extent allowed by the print/mail vendor, the Transfer Agent shall use all commercially reasonable efforts to continue to provide the same type of assistance to the Fund in connection with managing the print/mail vendor’s production of the Fund’s statements, confirms, checks and other miscellaneous mailings for the period ending December 31, 2017. The Fund shall retain its responsibility for its contractual relationship with its print/mail vendor. The Fund and the Transfer Agent shall work together in good faith to (i) determine, prior to September 30, 2017, the level of support services to be provided by the Transfer Agent to the Fund in connection with the foregoing print/mail services of the Fund’s vendor for periods subsequent to December 31, 2017, or (ii) transition all or a portion of such support services from the Transfer Agent to the Fund or the Fund’s print/mail vendor prior to January 1, 2018.

2.5	Processing of non-routine and Routine Records Requests. Transfer Agent shall, in a timely manner and pursuant to procedures reviewed and agreed to by the Funds and/or the administrator of the Funds from time to time, (a) process all Routine Records Requests and (b) direct all subpoenas, court orders and/or other requests for information that do not constitute Routine Record Requests to the Funds and the administrator of the Funds for disposition.

3. Fees and Expenses

3.1	Fee Schedule. For the performance by the Transfer Agent of its obligations pursuant to this Agreement, the Fund agrees to pay the Transfer Agent the fees set forth in the attached Schedule 3.1 (the “Fee Schedule”) within thirty (30) calendar days after receipt of such invoice. Such fees and the other fees, charges and expenses identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

3.2	Other Fees, Charges and Expenses. In addition to the fee paid under Section 3.1 above, the Fund agrees to pay the Transfer Agent for the other fees, charges and/or expenses listed on Schedule 3.2 hereof within thirty (30) calendar days after receipt of the applicable invoice. Such fees, charges and expenses, and the accrual, calculation and conformity of same to Schedule 3.2 shall be subject to audit from time to time by the treasurer of the Fund. In addition, any other expenses incurred by the Transfer Agent at the request or with the prior consent of the Fund will be reimbursed by the Fund.

3.3	Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty (30) calendar days following the receipt of the respective invoice, except for that portion of any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee, charge or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within fifteen (15) days of the day on which the parties agree on the amount to be paid. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

3.4	Cost of Living Adjustment. Following the first year of the Initial Term, unless the parties shall otherwise agree pursuant to Section 12.1 hereof, the Complex Base Fee for the services shall be increased annually by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W or, in the event that publication of such index is terminated, any successor or substitute index.

3.5	Late Payments. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate or, in the event such rate is not published in the Wall Street Journal, a reasonably equivalent published rate selected by the Transfer Agent on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

4.1       It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2	It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.3	It is empowered under Applicable Law and by its charter and by-laws to enter into and perform this Agreement.

4.4	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.5	It is in compliance with federal securities law requirements in all material respects with respect to its business, including but not limited to Applicable Law, and is in good standing as a registered transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

4.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5. Representations and Warranties of the Fund

Each Fund represents and warrants to the Transfer Agent that:

5.1	It is an entity duly organized and existing and in good standing under the laws of the applicable state in which it was organized.

5.2	It is empowered under Applicable Law and by its organizational documents to enter into and perform this Agreement.

5.3	All corporate proceedings required by its organizational documents have been taken to authorize it to enter into and perform this Agreement.

5.4	It is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or, with respect to Funds that are Collective Trusts, a collective investment fund exempt from registration under the 1940 Act.
5.5	It is in compliance with federal securities law requirements in all material respects with respect to its business.
5.6	With respect to Funds other than the Collective Trusts, a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.
5.7	With respect to Funds that are Collective Trusts, these Funds were each formed by declaration of trust filed with the Pennsylvania Department of Banking.

6. Data Access and Proprietary Information

6.1	The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund’s ability to access certain Fund Confidential Information maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information of substantial value to the Transfer Agent or other third party (collectively, “Transfer Agent Proprietary Information”). In no event shall Transfer Agent Proprietary Information be deemed Fund Confidential Information. The Fund agrees to treat all Transfer Agent Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Transfer Agent Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

(a)	Use such programs and databases (i) solely on the Fund’s computers or on computers of Federated Services Company or its affiliates (collectively, “Fund Computers”), or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent’s applicable user documentation;

(b)	Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund Computers), the Transfer Agent Proprietary Information;

(c)	Refrain from obtaining unauthorized access to any portion of the Transfer Agent Proprietary Information, and if such access is inadvertently obtained, to inform Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(d)	Refrain from causing or allowing information transmitted from the Transfer Agent’s computer to the Fund’s terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e)	Allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

(f)	Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in the Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

6.2	The Fund shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

6.3	If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use its best efforts in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof; provided, however, that the Fund shall be entitled to insist that the Transfer Agent, and the Transfer Agent for the benefit of the Fund shall, enforce any and all rights under applicable contracts for the Data Access Services. SUBJECT TO THE FOREGOING OBLIGATIONS OF THE TRANSFER AGENT, DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. EXCEPT AS OTHERWISE PROVIDED HEREIN TO THE CONTRARY, THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.4	If the transactions available to the Fund include the ability to originate Proper Instructions through electronic instructions to the Transfer Agent in order to: (i) effect the transfer or movement of cash or Shares; or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such Proper Instructions without undertaking any further inquiry as long as such Proper Instruction is undertaken in conformity with applicable security procedures.

7. Indemnification

7.1	The Transfer Agent shall not be responsible for, and the Fund shall indemnify, defend and hold harmless the Transfer Agent, and its directors, officers, employees, agents, subcontractors, Affiliates and subsidiaries (the “Transfer Agent Indemnitees”), from and against all losses, judgments, damages, claims, liabilities, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) (collectively, the “Adverse Consequences”) that may at any time be asserted against or incurred by any of them in connection with claims by third parties directly arising out of or in connection with:

(a)	All actions of the Transfer Agent or the Transfer Agent Indemnitees required to be taken pursuant to this Agreement (including the defense of any lawsuit in the Transfer Agent’s name or the name of a Transfer Agent Indemnitee), provided that such actions were taken in good faith and without negligence or willful misconduct;

(b)	The Fund ‘s lack of good faith, negligence or willful misconduct;

(c)	The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or the Transfer Agent Indemnitees on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or the Transfer Agent Indemnitees by hard copy, machine readable input, facsimile, data entry, email, electronic instructions, or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any Proper Instructions; (iii) any written instructions or opinions of the Fund’s legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement that are provided to the Transfer Agent by the Fund after consultation by the Fund with such legal counsel and that expressly allow the Transfer Agent to rely upon such instructions or opinions; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons with the authority to provide instructions to the Transfer Agent hereunder;

(d)	The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(e)	The acceptance of facsimile or email transaction requests on behalf of individual Shareholders from broker-dealers, TPAs or the Fund, and the reliance by the Transfer Agent or Transfer Agent Indemnitees on the broker-dealer, TPA or the Fund ensuring that the original source documentation is in good order and properly retained;

(f)	The negotiation and processing of any checks, wires and ACH transmissions including without limitation for deposit into, or credit to, the Fund’s demand deposit accounts maintained by the Transfer Agent; or

(g)	The entering into or the carrying out of any obligations under, any NSCC agreements required for the transmission of Fund or Shareholder data through the NSCC clearing systems.

7.2	The Transfer Agent shall, subject to the provisions of Section 8 below, indemnify and hold harmless the Fund and its directors, officers, employee, agents, subcontractors, affiliates and subsidiaries (the “Fund Indemnitees”) from and against any and all Adverse Consequences that may at any time be asserted against or incurred by any of them in connection with claims by third parties directly arising out of or in connection with (a) the Transfer Agent’s failure to perform the Services in accordance with the terms of this Agreement in good faith and without willful misconduct; or (b) a claim that any aspect of the services or systems provided under, and used within the scope of, this Agreement infringes any U.S. patent, copyright, trade secret or other intellectual property rights. With respect to any claims under (b) above, the Transfer Agent may, in its sole discretion, either (i) procure for the Fund a right to continue to use such service or system, (ii) replace or modify the service or system so as to be non-infringing without materially affecting the functions of the service or system, or (iii) if, in the Transfer Agent’s reasonable discretion, the actions described in (i) and (ii) are not capable of being accomplished on commercially reasonable terms, terminate this Agreement with respect to the affected service or system. Notwithstanding the foregoing, the Transfer Agent shall have no liability or obligation of indemnity for any claim which is based upon a modification of a service or system by anyone other than the Transfer Agent, use of such service or system other than in accordance with the terms of this Agreement, or use of such service or system in combination with other software or hardware not provided by the Transfer Agent if infringement could have been avoided by not using the service or system in combination with such other software or hardware.

7.3	In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent.

8. Standard of Care

8.1	The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. Notwithstanding the foregoing, the Transfer Agent’s aggregate liability during the Term of this Agreement with respect to, arising from or arising in connection with all claims under this Agreement arising during any calendar year for the Services provided by the Transfer Agent under this Agreement for all of the Funds subject to this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, during any calendar year two times the aggregate of the amounts actually received hereunder by the Transfer Agent as fees and charges, but not including reimbursable expenses, for all of the Funds covered by this Agreement during the twelve (12) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought. For the avoidance of doubt, this liability cap shall renew annually. The foregoing limitation on liability shall not apply to any loss or damage resulting from: (1) any intentional malicious acts or intentional malicious omissions, fraud, gross negligence, willful misconduct, or bad faith by the Transfer Agent’s or its employees or agents; or (2) breaches by Transfer Agent, or its employees or agents, of the privacy, confidentiality or information security provisions of this Agreement or similar/related requirements under Applicable Law; or (3) any regulatory or governmental investigation, fine or penalty based on any act or omission (or series of acts and omissions) of Transfer Agent, or its employees or agents, that constitute a breach of this Agreement or a violation of Applicable Law. For purposes of this Section 8, intentional malicious acts or intentional malicious omissions shall mean those acts undertaken or omitted purposefully under the circumstances in which the person knows that such acts or omissions violate this Agreement and are likely to cause damage or harm to the Fund.

9. Fund Confidential Information

9.1	All information provided under this Agreement by or on behalf of a party or its agents or service providers (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential (“Confidential Information”). Confidential Information shall include, without limitation, “Customer Information” as defined in Section 9.2 below. All Confidential Information provided under this Agreement by the Disclosing Party shall be used, including, without limitation, disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates, including, without limitation, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation; or (e) where the party seeking to disclose has received the prior written consent of the Disclosing Party providing the information. A Receiving Party shall protect Confidential Information of a Disclosing Party at least to the same degree as the Receiving Party protects its own Confidential Information. All Confidential Information provided by a Disclosing Party shall remain the property of such Disclosing Party. All Confidential Information, together with any copies thereof, in whatever form, shall, upon the Disclosing Party’s written request, be returned to Disclosing Party or destroyed, at the Receiving Party’s election; provided, that the Receiving Party shall be permitted to retain all or any portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, to the extent required by Applicable Law or regulatory authority or to the extent required by the Receiving Party’s internal policies and in accordance with its customary practices for backup and storage.

9.2	For purposes of this Agreement, “Customer Information” means all the customer identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to the Fund’s Shareholders, prospective shareholders and plan administrators (collectively, “Fund Customers”), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a Fund service, including, without limitation, the Fund’s web site; or (iii) any data otherwise submitted in the process of registering for a Fund service. For the avoidance of doubt, Customer Information shall include, without limitation, all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) (“GLB Act”) and all “personal information” as defined in the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq., (“Mass Privacy Act”). This Agreement shall not be construed as granting the Transfer Agent any ownership rights in the Customer Information.

9.3	Section 9.1 shall not restrict any disclosure required to be made by Applicable Law or regulation, or pursuant to any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, except that (i) in case of any requests or demands for the inspection of Confidential Information that arise from persons other than authorized officers of the Disclosing Party, the Receiving Party will (other than standard requests (i.e. divorce and criminal actions) pursuant to subpoenas of state or federal government authorities) promptly notify the Disclosing Party and secure instructions from an authorized officer of the Disclosing Party as to such inspection and (ii) the Receiving Party shall promptly notify an authorized officer of the Disclosing Party in writing of any and all legal actions received by or served on the Receiving Party with respect to the Disclosing Party, and shall use its best efforts to promptly notify the Disclosing Party of all contacts and/or correspondence received by the Receiving Party from any regulatory department or agency or other governmental authority purporting to regulate the Disclosing Party and not the Receiving Party, regarding the Receiving Party’s duties and activities performed in connection with this Agreement, and will cooperate with the Disclosing Party in responding to such legal actions, contacts and/or correspondence. With respect to the disclosure of Confidential Information pursuant to clause (c) of Section 9.1, the Fund and the Transfer Agent will agree on reasonable procedures regarding such required disclosure and the Receiving Party will make every reasonable effort (to the extent legally permitted) to notify the Disclosing Party of requests for such information by the Securities and Exchange Commission or any other federal or state regulatory agencies prior to the release of such records.

9.4	Section 9.1 shall not restrict the Fund from sharing information received from the Transfer Agent pursuant to Section 11.5 of this Agreement regarding information security threats including, without limitation, virus, malware, Trojan horse, worm, time bomb, drop dead device, or other malicious code, with third parties for the purpose of evaluating and enhancing the Fund’s information security; provided that such third parties are subject to a written agreement with the Fund to keep any such information confidential.

9.5	The Transfer Agent and the Fund acknowledge that their obligation to protect Confidential Information is essential to the business interest of the Fund and the Transfer Agent, respectively, and that the disclosure of such information in breach of this Agreement may cause the Fund or Transfer Agent immediate, substantial and irreparable harm, the value of which would be difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of Confidential Information in breach of this Agreement, the Disclosing Party shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

10. Information Security

10.1	The Transfer Agent shall maintain reasonable safeguards for maintaining in confidence any and all Fund Confidential Information, including, without limitation, the policies and procedures described in Section 10.2. The Transfer Agent shall not, at any time, use any such Fund Confidential Information for any purpose other than as specifically authorized by this Agreement, or in writing by the Fund.

10.2 The Transfer Agent has implemented and maintains, and at a minimum agrees to comply with and continue to comply with, at each service location physical and information security and data protection safeguards against the destruction, loss, theft, unauthorized access, unauthorized use, or alteration of the Fund’s Confidential Information in the possession of the Transfer Agent that will be no less rigorous than those described in the Information Security Schedule attached hereto as Schedule 10.2, and from time to time enhanced in accordance with changes in regulatory requirements. The Transfer Agent will, at a minimum, update its policies to remain compliant with applicable regulatory requirements, including, without limitation, the GLB Act and the Mass Privacy Act. The Transfer Agent will meet with the Fund, at its request, on an annual basis to discuss information security safeguards. If the Transfer Agent or its agents discover or are notified that someone has violated security relating to the Fund’s Confidential Information the Transfer Agent will promptly (a) notify the Fund of such violation, and (b) if the applicable Confidential Information was in the possession or under the control of the Transfer Agent or its agents at the time of such violation, the Transfer Agent will promptly (i) investigate, contain and address the violation, (ii) provide the Funds with information on the steps being taken to reduce the risk of a reoccurrence of such violation, and (iii) without limiting (and subject to) Sections 7 and 8 of this Agreement, if requested by the Fund based on the facts and circumstances of the incident, provide credit monitoring, or other similar services or remedies as required by applicable law, for a one-year period (or such shorter or longer period required by applicable law) to Shareholders or others affected by the violation. .

11. Covenants of the Fund and the Transfer Agent

11.1	The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with the Act, and will be surrendered promptly to the Fund on and in accordance with its request. For the avoidance of doubt, the preceding sentence shall apply to the Collective Trusts as if they were 1940 Act registered funds.

11.2	The Transfer Agent maintains, and covenants that during the Term hereof it shall continue to maintain, fidelity bond coverage concerning larceny and embezzlement and an insurance policy with respect to errors and omissions coverage in such amounts, and with such carriers, deemed appropriate and commercially reasonable in terms of coverage and policy limits by the Transfer Agent’s Board of Directors in light of the Transfer Agent’s duties and responsibilities hereunder. Upon the request of the Funds, the Transfer Agent shall provide evidence that such coverage is in place. The Transfer Agent shall, promptly upon the receipt of any such notice by any applicable carrier, notify the Fund should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefor.

11.3Business	Continuity. Notwithstanding anything to the contrary contained in Section 16.3, the Transfer Agent shall maintain at a location other than its normal location appropriate redundant facilities for operational back up in the event of a power failure, disaster or other interruption. The Transfer Agent shall continuously back up Fund records, and shall store the back up in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the Fund records, will be maintained intact and will enable the Transfer Agent to perform under this Agreement. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Fund. Without limiting the foregoing, the Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Fund may participate in such test. Upon request by the Fund, the Transfer Agent will provide the Fund with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Transfer Agent’s provision of services under this Agreement, the Transfer Agent will promptly notify the Fund of the disruption and the steps being implemented under the business continuity plan. Upon reasonable request, Transfer Agent also shall discuss with senior management of the Fund (or personnel authorized by the Fund’s senior management) the business continuity/disaster recovery plan of Transfer Agent and/or provide a high level presentation summarizing such plan.

11.4The	Transfer Agent shall provide the Fund, at such times as the Fund may reasonably require, (i) copies of reports rendered by independent public accountants on the internal controls and procedures of the Transfer Agent relating to the Services provided by the Transfer Agent under this Agreement, (ii) access to the procedures used to perform the testing described in such reports and (iii) access to the audit teams preparing any such reports or performing any such testing.

11.5Data	Privacy. The Transfer Agent agrees to promptly notify the Fund whenever it becomes aware of any actual unauthorized access to, or acquisition, use, loss, destruction, alteration or compromise of Confidential Information (including, without limitation, Customer Information) of the Fund (“Security Breach”) maintained on Transfer Agent’s computers, hardware, networks or systems, including any third party data centers, or of any Security Breach occurring at any sub-custodian, agent or service provider of the Transfer Agent. The Transfer Agent also agrees to implement commercially reasonable software and other appropriate measures to scan for, detect and prevent the transmission from Transfer Agent’s computers, hardware, networks and systems of any virus, malware, Trojan horse, worm, time bomb, drop dead device, or other malicious code.

12. Termination of Agreement

12.1	Term. The initial term of this Agreement shall be five (5) years from the date first noted above (the “Initial Term”) unless terminated pursuant to the provisions of this Section 12. Unless a party gives written notice to the other party ninety (90) days before the expiration of the Initial Term or any Renewal Term, this Agreement will renew automatically from year to year (each such year-to-year renewal term a “Renewal Term”; collectively, the Initial Term and any Renewal Term shall hereafter be referred to as the “Term”). One-hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon the Fee Schedule for the upcoming Renewal Term. Otherwise, the fees shall be increased pursuant to Section 3.4 of this Agreement. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below).

12.2	Deconversion. In the event that this Agreement is terminated or not renewed, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Fund, the Transfer Agent shall, at the Fund’s request, offer reasonable assistance to the Fund in converting, within a reasonable time frame agreed to by the parties, the Fund’s records from the Transfer Agent’s systems to whatever services or systems are designated by the Fund (the “Deconversion”) (subject to the recompense of the Transfer Agent for such assistance at their standard rates and fees in effect at the time). As used herein “reasonable assistance” and “transitional assistance” shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider’s system, or to provide any new functionality to such provider’s system, (ii) to disclose any protected information of the Transfer Agent, except to the extent necessary to effectuate such Deconversion and then, only pursuant to a written confidentiality agreement executed between the Transfer Agent and the new service provider, or (iii) to develop Deconversion software, to modify any of the Transfer Agent’s software, or to otherwise alter the format of the data as maintained on any provider’s systems.

12.3	Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the Initial Term or then current Renewal Term, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date; provided, however that, except for a transfer following a termination pursuant to Sections 12.5 or 12.6, there can be no guarantee or assurance that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, other than following a termination pursuant to Sections 12.5 or 12.6, or if the Fund’s assets are merged or purchased or the like with or by another entity that does not utilize the services of the Transfer Agent, then the Fund will pay to the Transfer Agent an amount equal to the average monthly fee paid by the Fund to the Transfer Agent under the Agreement multiplied by the number of months remaining in the Initial or Renewal Term. The payment of all fees owing to the Transfer Agent under this Section 12.3 and all fees, charges and expenses for services provided that have accrued and remain unpaid, and all Deconversion costs under Section 12.2 shall be paid on or before the business day immediately prior to the conversion or termination of services.

12.4	Unpaid Invoices. The Transfer Agent may terminate this Agreement thirty (30) days after notice to the Fund and its administrator that an invoice has remained outstanding for more than sixty (60) days, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.3 of this Agreement.

12.5	Bankruptcy. This Agreement shall terminate, (a) by notice by the notifying party in the event that the other party ceases to carry on its business or (b) immediately, without further action by a party, in the event that an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

12.6	Cause. If either of the parties hereto is in default in the performance of its duties or obligations hereunder, and such default has a material effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure such default. If the defaulting party fails to cure such default within sixty (60) days of receipt of such notice, or within such longer period of time as the parties may agree is necessary for such cure, then the non-defaulting party may terminate this Agreement by giving, within ninety (90) days of the date on which such right of termination commenced, one hundred and twenty (120) days written notice to the defaulting party.

12.7	Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of Confidential Information or proprietary materials or information received from such other party hereunder or shall, upon request of the Fund, destroy or render unrecoverable Confidential Information or proprietary materials or information received (and certify to its destruction or unrecoverable status), other than materials or information required to be retained by such party under Applicable Law or regulation.

13. Use of Data

13.1	In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section includes Boston Financial) may collect and store information regarding the Fund and share such Confidential Information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

13.2	Except as expressly contemplated by this Agreement, nothing in this Section 13 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and Applicable Law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed data pursuant to this Section 13 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

14. Assignment and Third Party Beneficiaries

14.1	Except as provided in Section 15.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned or subcontracted by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

14.2	Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in Section 14.1, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

15. Subcontractors

15.1	The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc. (“Boston Financial”); provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of Boston Financial as it is for its own acts and omissions. Except with respect to computer programming, software engineering, development and testing, all other services so subcontracted will be performed by Boston Financial within the borders of the United States, unless otherwise specifically agreed to in writing. In connection with any services performed outside of the United States in accordance with this Section, the Transfer Agent shall require such subcontractor to comply with all laws applicable to the performance of such services and functions outside of the United States, including applicable export and data privacy/processing laws and regulations.
15.2	Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, airborne services, Federal Express, United Parcel Service, the United States Postal Service, print/mail vendors, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16. Miscellaneous

16.1 Amendment. This Agreement may be amended or modified by a written agreement executed by all parties hereto.

16.2	Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.3	Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that nothing in this Section 16.3 shall be deemed to relieve Transfer Agent of its obligations under Section 11.3.

16.4 Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

16.5 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.6 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.7 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.8 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

16.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.11 Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

16.12 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)	If to the Transfer Agent, to:

State Street Bank and Trust Company

1 Lincoln Street

Boston, MA 02111

Attention: Legal Department

With a copy to:

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, MA 02169

Attention: Legal Department

(b)       If to the Fund, to:

[Name of Fund]

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15237 Attention: President

With a copy to:

Federated Investors, Inc.

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222

Attention: General Counsel

17. Additional Funds

In the event that the Fund establishes one or more series of Shares, in addition to those listed on the attached Exhibit A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18. Limitation of Liability of Trustees and Shareholders of the Fund

The execution and delivery of this Agreement have been authorized by the Board of the Fund and signed by an authorized officer of such Fund, acting as such, and neither such authorization by the Board nor the execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the members of the Board of the Fund, but bind only the property of the Fund as provided in, as applicable, the Fund’s articles of incorporation or declaration of trust.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY	BY EACH OF THE FEDERATED FUNDS SET FORTH ON EXHIBIT A (OTHER THAN COLLECTIVE TRUSTS), SEVERALLY AND NOT JOINTLY

By: /s/ Andrew Erickson	By: /s/Peter J. Germain

Name: Andrew Erickson	Name: Peter J. Germain

Title: Executive Vice President	Title: Chief Legal Officer

BY EACH OF THE FUNDS THAT ARE COLLECTIVE TRUSTS, SEVERALLY AND NOT JOINTLY

By: Federated Investors Trust Company, as Trustee

By: /s/ Edward C. Bartley

Name: Edward C. Bartley

Title: Secretary

Exhibit A

Funds

March 2, 2021

DATE: added to the contract.	REGISTRANT NAME	SERIES NAME (If applicable)	Transfer Agent Fund Number	Class
7/1/2004	Federated Hermes Adjustable Rate Securities Trust
		FEDERATED HERMES ADJUSTABLE RATE FUND	96	SS
		FEDERATED HERMES ADJUSTABLE RATE FUND	325	IS
8/31/2017	Federated Hermes Adviser Series
		FEDERATED HERMES EMERGING MARKKETS EQUITY FUND	813	IS
		FEDERATED HERMES CONSERV MICROSHORT	564	IS
		FEDERATED HERMES CONSERV MUNI MICRO	567	IS
		FEDERATED HERMES GLOBAL EQUITY FUND	934	IS
		FEDERATED HERMES GLOBAL SMALL CAP FUND	939	IS
		FEDERATED HERMES INTERNATIONAL DEVELOPED EQUITY FUND	443	IS
		FEDERATED HERMES SDG ENGAGEMENT EQUITY FUND	431	A
		FEDERATED HERMES SDG ENGAGEMENT EQUITY	441	IS
		FEDERATED HERMES SDG ENGAGEMENT HY CREDIT FUND	669	IS
		FEDERATED HERMES INTERNATIONAL EQUITY FUND	713	A
		FEDERATED HERMES INTERNATIONAL EQUITY FUND	714	C
		FEDERATED HERMES INTERNATIONAL EQUITY FUND	717	IS
		FEDERATED HERMES INTERNATIONAL EQUITY FUND	718	R6
		FEDERATED HERMES INTERNATIONAL GROWTH FUND	728	IS
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	426	IS
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	428	SS
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	429	R6
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	419	A
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	420	B
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	422	C
		FEDERATED HERMES MDT LARGE CAP VALUE FUND	425	R
		FEDERATED HERMES U.S. SMID FUND	165	IS

	Federated Hermes Core Trust:
3/21/2016		EMERGING MARKETS CORE FUND	812
8/16/2010		BANK LOAN CORE FUND	850
7/1/2004		MORTGAGE CORE FUND	938
7/1/2004		HIGH YIELD BOND CORE FUND	871
	Federated Hermes Core Trust III:
3/1/2008		PROJECT AND TRADE FINANCE CORE FUND	148

	Federated Hermes Equity Funds:
12/1/2008		FEDERATED HERMES CLOVER SMALL VALUE FUND	639	A
		FEDERATED HERMES CLOVER SMALL VALUE FUND	658	C
		FEDERATED HERMES CLOVER SMALL VALUE FUND	659	IS
		FEDERATED HERMES CLOVER SMALL VALUE FUND	670	R
		FEDERATED HERMES CLOVER SMALL VALUE FUND	539	R6
3/1/2008		FEDERATED HERMES INTL STRATEGIC VAL DIV FUND	432	A
		FEDERATED HERMES INTL STRATEGIC VAL DIV FUND	433	C
		FEDERATED HERMES INTL STRATEGIC VAL DIV FUND	434	IS
		FEDERATED HERMES INTL STRATEGIC VAL DIV FUND	466	R6
7/1/2004		FEDERATED HERMES KAUFMANN FUND	66	A
		FEDERATED HERMES KAUFMANN FUND	67	B
		FEDERATED HERMES KAUFMANN FUND	70	C
		FEDERATED HERMES KAUFMANN FUND	74	R
		FEDERATED HERMES KAUFMANN FUND	123	IS
9/17/2007		FEDERATED HERMES KAUFMANN LARGE CAP FUND	352	A
		FEDERATED HERMES KAUFMANN LARGE CAP FUND	353	C
		FEDERATED HERMES KAUFMANN LARGE CAP FUND	355	IS
		FEDERATED HERMES KAUFMANN LARGE CAP FUND	354	R
		FEDERATED HERMES KAUFMANN LARGE CAP FUND	401	R6
7/1/2004		FEDERATED HERMES KAUFMANN SMALL CAP FUND	163	IS
		FEDERATED HERMES KAUFMANN SMALL CAP FUND	146	R6
		FEDERATED HERMES KAUFMANN SMALL CAP FUND	757	A
		FEDERATED HERMES KAUFMANN SMALL CAP FUND	758	B
		FEDERATED HERMES KAUFMANN SMALL CAP FUND	759	C
		FEDERATED HERMES KAUFMANN SMALL CAP FUND	154	R
7/1/2004		FEDERATED HERMES MDT MID CAP GROWTH FUND	677	A
		FEDERATED HERMES MDT MID CAP GROWTH FUND	650	C
		FEDERATED HERMES MDT MID CAP GROWTH FUND	656	IS
		FEDERATED HERMES MDT MID CAP GROWTH FUND	679	R6
9/1/2008		FEDERATED HERMES PRUDENT BEAR FUND	409	A
		FEDERATED HERMES PRUDENT BEAR FUND	415	C
		FEDERATED HERMES PRUDENT BEAR FUND	418	IS
12/1/2004		FEDERATED HERMES STRATEGIC VALUE DIVIDEND	661	A
		FEDERATED HERMES STRATEGIC VALUE DIVIDEND	663	C
		FEDERATED HERMES STRATEGIC VALUE DIVIDEND	662	IS
		FEDERATED HERMES STRATEGIC VALUE DIVIDEND	251	R6
7/1/2004	Federated Hermes Equity Income Fund Inc.
		FEDERATED HERMES EQUITY INCOME FUND	34	R
		FEDERATED HERMES EQUITY INCOME FUND	629	B
		FEDERATED HERMES EQUITY INCOME FUND	241	C
		FEDERATED HERMES EQUITY INCOME FUND	326	A
		FEDERATED HERMES EQUITY INCOME FUND	849	IS
		FEDERATED HERMES EQUITY INCOME FUND	304	F
	Federated Hermes Fixed Income Securities, Inc.:
7/1/2004		FEDERATED HERMES MUNI ULTRASHORT FUND	253	IS
		FEDERATED HERMES MUNI ULTRASHORT FUND	254	A
		FEDERATED HERMES MUNI ULTRASHORT FUND	230	R6
7/1/2004		FEDERATED HERMES STRATEGIC INCOME FUND	652	B
		FEDERATED HERMES STRATEGIC INCOME FUND	382	C
		FEDERATED HERMES STRATEGIC INCOME FUND	383	F
		FEDERATED HERMES STRATEGIC INCOME FUND	381	A
		FEDERATED HERMES STRATEGIC INCOME FUND	414	R6
		FEDERATED HERMES STRATEGIC INCOME FUND	653	IS
6/1/2008	Federated Hermes Global Allocation Fund
		FEDERATED HERMES GLOBAL ALLOCATION FUND	373	B
		FEDERATED HERMES GLOBAL ALLOCATION FUND	608	C
		FEDERATED HERMES GLOBAL ALLOCATION FUND	894	R
		FEDERATED HERMES GLOBAL ALLOCATION FUND	232	R6
		FEDERATED HERMES GLOBAL ALLOCATION FUND	11	A
		FEDERATED HERMES GLOBAL ALLOCATION FUND	879	IS
7/1/2004	Federated Hermes Government Income Securities, Inc.
		FEDERATED HERMES GOV INCOME SECURITIES	166	A
		FEDERATED HERMES GOV INCOME SECURITIES	171	C
		FEDERATED HERMES GOV INCOME SECURITIES	21	F
		FEDERATED HERMES GOV INCOME SECURITIES	615	IS
7/1/2004	Federated Hermes Government Income Trust
		FEDERATED HERMES GOVERNMENT INCOME FUND	36	IS
		FEDERATED HERMES GOVERNMENT INCOME FUND	102	SS

7/1/2004	Federated Hermes High Income Bond Fund, Inc.
		FEDERATED HERMES HIGH INCOME BOND FUND	630	B
		FEDERATED HERMES HIGH INCOME BOND FUND	492	R6
		FEDERATED HERMES HIGH INCOME BOND FUND	242	C
		FEDERATED HERMES HIGH INCOME BOND FUND	317	A
		FEDERATED HERMES HIGH INCOME BOND FUND	491	IS
7/1/2004	Federated Hermes High Yield Trust:
		FEDERATED HERMES OPPORTNSTC HI-YLD BND	77	IS
		FEDERATED HERMES OPPORTNSTC HI-YLD BND	113	A
		FEDERATED HERMES OPPORTNSTC HI-YLD BND	120	C
		FEDERATED HERMES OPPORTNSTC HI-YLD BND	430	R6
		FEDERATED HERMES OPPORTNSTC HI-YLD BND	38	SS
	Federated Hermes Income Securities Trust:
7/1/2004		FEDERATED HERMES CAPITAL INCOME FUND	312	A
		FEDERATED HERMES CAPITAL INCOME FUND	631	B
		FEDERATED HERMES CAPITAL INCOME FUND	244	C
		FEDERATED HERMES CAPITAL INCOME FUND	374	F
		FEDERATED HERMES CAPITAL INCOME FUND	300	R
		FEDERATED HERMES CAPITAL INCOME FUND	830	IS
9/1/2004		FEDERATED HERMES FLTG RATE STR INCOME FUND	701	R6
		FEDERATED HERMES FLTG RATE STR INCOME FUND	693	IS
		FEDERATED HERMES FLTG RATE STR INCOME FUND	112	C
		FEDERATED HERMES FLTG RATE STR INCOME FUND	687	A
		FEDERATED HERMES FLTG RATE STR INCOME FUND	188	A1
7/1/2004		FEDERATED HERMES FUND U.S. GOV SECURITIES	601	B
		FEDERATED HERMES FUND U.S. GOV SECURITIES	238	C
		FEDERATED HERMES FUND U.S. GOV SECURITIES	309	A
		FEDERATED HERMES FUND U.S. GOV SECURITIES	614	IS
7/1/2004		FEDERATED HERMES INTERM CORP BOND FUND	303	IS
		FEDERATED HERMES INTERM CORP BOND FUND	348	SS
7/1/2004		FEDERATED HERMES MUNI & STOCK ADVT FUND	888	B
		FEDERATED HERMES MUNI & STOCK ADVT FUND	887	A
		FEDERATED HERMES MUNI & STOCK ADVT FUND	889	C
		FEDERATED HERMES MUNI & STOCK ADVT FUND	901	F
		FEDERATED HERMES MUNI & STOCK ADVT FUND	876	IS
12/1/2005		FEDERATED HERMES REAL RETURN BOND FUND	183	A
		FEDERATED HERMES REAL RETURN BOND FUND	184	C
		FEDERATED HERMES REAL RETURN BOND FUND	185	IS
7/18/2004		FEDERATED HERMES SHORT-TERM INCOME FUND	292	R6
		FEDERATED HERMES SHORT-TERM INCOME FUND	65	IS
		FEDERATED HERMES SHORT-TERM INCOME FUND	638	Y
		FEDERATED HERMES SHORT-TERM INCOME FUND	607	A
	Federated Hermes Index Trust:
7/1/2004		FEDERATED HERMES MAX-CAP INDEX FUND	39	IS
		FEDERATED HERMES MAX-CAP INDEX FUND	895	R
		FEDERATED HERMES MAX-CAP INDEX FUND	281	SS
		FEDERATED HERMES MAX-CAP INDEX FUND	867	C
7/1/2004		FEDERATED HERMES MID-CAP INDEX FUND	156	R6
		FEDERATED HERMES MID-CAP INDEX FUND	153	IS
		FEDERATED HERMES MID-CAP INDEX FUND	151	SS
	Federated Hermes Institutional Trust
7/1/2004		FEDERATED HERMES GOV ULTRASHORT DUR FUND	969	SS
		FEDERATED HERMES GOV ULTRASHORT DUR FUND	891	A
		FEDERATED HERMES GOV ULTRASHORT DUR FUND	840	R6
		FEDERATED HERMES GOV ULTRASHORT DUR FUND	626	IS
7/1/2004		FEDERATED HERMES INSTL HIGH YIELD BOND FUND	900	IS
		FEDERATED HERMES INSTL HIGH YIELD BOND FUND	221	R6
6/1/2005		FEDERATED HERMES SH-INT TOTAL RETURN BOND	114	A
		FEDERATED HERMES SH-INT TOTAL RETURN BOND	63	IS
		FEDERATED HERMES SH-INT TOTAL RETURN BOND	107	SS
		FEDERATED HERMES SH-INT TOTAL RETURN BOND	127	R6
	Federated Hermes Insurance Series
7/1/2004		FEDERATED HERMES MANAGED VOLATILITY FUND II	333	A
		FEDERATED HERMES MANAGED VOLATILITY FUND II	403	C
		FEDERATED HERMES FUND U.S. GOV SECURITIES II	334	IS
7/1/2004		FEDERATED HERMES HIGH INCOME BOND II	250	S
		FEDERATED HERMES HIGH INCOME BOND II	336	P
7/1/2004		FEDERATED HERMES KAUFMANN FUND II	953	P
		FEDERATED HERMES KAUFMANN FUND II	957	S
7/1/2004		FEDERATED HERMES GOVERNMENT MONEY FUND II	330	S
		FEDERATED HERMES GOVERNMENT MONEY FUND II	402	P
7/1/2004		FEDERATED HERMES QUALITY BOND II	921	P
		FEDERATED HERMES QUALITY BOND II	929	S
	Federated Hermes International Series, Inc.:
7/1/2004		FEDERATED HERMES GLOBAL TOTAL RETURN BOND FD	152	IS
		FEDERATED HERMES GLOBAL TOTAL RETURN BOND FD	240	C
		FEDERATED HERMES GLOBAL TOTAL RETURN BOND FD	316	A
	Federated Hermes Investment Series Funds, Inc.:
		FEDERATED HERMES CORPORATE BOND FUND	641	A
		FEDERATED HERMES CORPORATE BOND FUND	642	B
		FEDERATED HERMES CORPORATE BOND FUND	643	C
		FEDERATED HERMES CORPORATE BOND FUND	655	IS
		FEDERATED HERMES CORPORATE BOND FUND	671	R6
		FEDERATED HERMES CORPORATE BOND FUND	198	F
	Federated Hermes Managed Pool Series:
12/1/2005		FEDERATED HERMES CORPORATE BOND STRATEGY PORTFOLIO	157
12/1/2005		FEDERATED HERMES HIGH-YIELD STRATEGY PORTFOLIO	744
12/1/2005		FEDERATED HERMES INTL BOND STRATEGY PORT	742
12/1/2014		FEDERATED HERMES INTERNATIONAL DIV STRATEGY	569
12/1/2005		FEDERATED HERMES MORTGAGE STRATEGY PORT	743
	Federated Hermes MDT Series:
7/31/2006		FEDERATED HERMES MDT ALL CAP CORE FUND	210	A
		FEDERATED HERMES MDT ALL CAP CORE FUND	224	C
		FEDERATED HERMES MDT ALL CAP CORE FUND	226	IS
		FEDERATED HERMES MDT ALL CAP CORE FUND	233	R6
7/31/2006		FEDERATED HERMES MDT BALANCED FUND	285	A
		FEDERATED HERMES MDT BALANCED FUND	296	C
		FEDERATED HERMES MDT BALANCED FUND	297	IS
		FEDERATED HERMES MDT BALANCED FUND	314	R6
7/31/2006		FEDERATED HERMES MDT LARGE CAP GROWTH FUND	265	A
		FEDERATED HERMES MDT LARGE CAP GROWTH FUND	271	B
		FEDERATED HERMES MDT LARGE CAP GROWTH FUND	267	C
		FEDERATED HERMES MDT LARGE CAP GROWTH FUND	269	IS
7/31/2006		FEDERATED HERMES MDT SMALL CAP CORE FUND	237	A
		FEDERATED HERMES MDT SMALL CAP CORE FUND	245	C
		FEDERATED HERMES MDT SMALL CAP CORE FUND	255	IS
		FEDERATED HERMES MDT SMALL CAP CORE FUND	223	R6
7/31/2006		FEDERATED HERMES MDT SMALL CAP GROWTH FUND	282	A
		FEDERATED HERMES MDT SMALL CAP GROWTH FUND	283	C
		FEDERATED HERMES MDT SMALL CAP GROWTH FUND	284	IS
		FEDERATED HERMES MDT SMALL CAP GROWTH FUND	231	R6
	Federated Hermes Municipal Bond Fund, Inc:
		FEDERATED HERMES MUNICIPAL BOND FUND INC.	141	IS
		FEDERATED HERMES MUNICIPAL BOND FUND INC.	375	F
		FEDERATED HERMES MUNICIPAL BOND FUND INC.	602	B
		FEDERATED HERMES MUNICIPAL BOND FUND INC.	243	C
		FEDERATED HERMES MUNICIPAL BOND FUND INC.	384	A
	Federated Hermes Municipal Securities Income Trust:
7/1/2004		FEDERATED HERMES MICHIGAN INTERM MUNICIPAL FUND	145	A
		FEDERATED HERMES MICHIGAN INTERM MUNICIPAL FUND	622	IS
6/1/2006		FEDERATED HERMES MUNI HIGH YIELD ADVT FUND	310	F
		FEDERATED HERMES MUNI HIGH YIELD ADVT FUND	214	C
		FEDERATED HERMES MUNI HIGH YIELD ADVT FUND	167	A
		FEDERATED HERMES MUNI HIGH YIELD ADVT FUND	170	B
		FEDERATED HERMES MUNI HIGH YIELD ADVT FUND	380	IS
		FEDERATED HERMES OHIO MUNI INCOME	164	A
		FEDERATED HERMES OHIO MUNI INCOME	313	F
		FEDERATED HERMES OHIO MUNI INCOME	623	IS
7/1/2004		FEDERATED PENNSYLVANIA MUNI INCOME	311	A
		FEDERATED HERMES PENNSYLVANIA MUNI INCOME	673	IS
7/1/2004	Federated Hermes Short-Intermediate Duration Municipal Trust
		FEDERATED HERMES SH-INT DUR MUNI FUND	291	A
		FEDERATED HERMES SH-INT DUR MUNI FUND	24	IS
		FEDERATED HERMES SH-INT DUR MUNI FUND	289	SS
7/1/2004	Federated Hermes Total Return Government Bond Fund
		FEDERATED HERMES TOTAL RETURN GOVT BOND FUND	234	R6
		FEDERATED HERMES TOTAL RETURN GOVT BOND FUND	648	SS
		FEDERATED HERMES TOTAL RETURN GOVT BOND FUND	647	IS

	Federated Hermes Total Return Series, Inc.:
7/1/2004		FEDERATED HERMES SELECT TOTAL RETURN BOND FUND	835	IS
		FEDERATED HERMES SELECT TOTAL RETURN BOND FUND	837	SS
7/1/2004		FEDERATED HERMES TOTAL RETURN BOND FUND	328	IS
		FEDERATED HERMES TOTAL RETURN BOND FUND	288	SS
		FEDERATED HERMES TOTAL RETURN BOND FUND	893	R
		FEDERATED HERMES TOTAL RETURN BOND FUND	225	R6
		FEDERATED HERMES TOTAL RETURN BOND FUND	404	A
		FEDERATED HERMES TOTAL RETURN BOND FUND	405	B
		FEDERATED HERMES TOTAL RETURN BOND FUND	406	C
7/1/2004		FEDERATED HERMES ULTRASHORT BOND FUND	218	A
		FEDERATED HERMES ULTRASHORT BOND FUND	838	SS
		FEDERATED HERMES ULTRASHORT BOND FUND	108	IS
		FEDERATED HERMES ULTRASHORT BOND FUND	344	R6
7/1/2004	Federated Hermes Short-Term Government Trust
		FEDERATED HERMES SHORT-TERM GOV'T FUND	100	SS
		FEDERATED HERMES SHORT-TERM GOV'T FUND	79	Y
		FEDERATED HERMES SHORT-TERM GOV'T FUND	9	IS
7/1/2004	Federated Hermes Short-Intermediate Government Trust
		FEDERATED HERMES SHORT-INTERMEDIATE GOV'T FUND	192	SS
		FEDERATED HERMES SHORT-INTERMEDIATE GOV'T FUND	896	R
		FEDERATED HERMES SHORT-INTERMEDIATE GOV'T FUND	47	IS
	Federated Hermes World Investment Series, Inc.:
7/1/2004		FEDERATED HERMES EMERGING MARKET DEBT FUND	831	IS
		FEDERATED HERMES EMERGING MARKET DEBT FUND	609	A
		FEDERATED HERMES EMERGING MARKET DEBT FUND	611	C
7/1/2004		FEDERATED HERMES INTERNATIONAL LEADERS FUND	103	A
		FEDERATED HERMES INTERNATIONAL LEADERS FUND	104	B
		FEDERATED HERMES INTERNATIONAL LEADERS FUND	105	C
		FEDERATED HERMES INTERNATIONAL LEADERS FUND	119	IS
		FEDERATED HERMES INTERNATIONAL LEADERS FUND	106	R
		FEDERATED HERMES INTERNATIONAL LEADERS FUND	110	R6
7/1/2004		FEDERATED HERMES INTL SMALL-MID COMPANY FUND	695	A
		FEDERATED HERMES INTL SMALL-MID COMPANY FUND	697	C
		FEDERATED HERMES INTL SMALL-MID COMPANY FUND	682	IS
7/1/2004	Federated Hermes Intermediate Municipal Trust
		FEDERATED HERMES INTERMEDIATE MUNI FUND	78	SS
		FEDERATED HERMES INTERMEDIATE MUNI FUND	739	IS
	Federated Hermes Money Market Obligations Trust:
7/1/2004		FEDERATED HERMES CALIFORNIA MUNI CASH TRUST	80	SS
		FEDERATED HERMES CALIFORNIA MUNI CASH TRUST	800	WS
		FEDERATED HERMES CALIFORNIA MUNI CASH TRUST	280	CII
		FEDERATED HERMES CALIFORNIA MUNI CASH TRUST	809	CAP
		FEDERATED HERMES CALIFORNIA MUNI CASH TRUST	810	CS
12/1/2004		FEDERATED HERMES CAPITAL RESERVES FUND	806
7/1/2004		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	386	CS
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	385	CII
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	805	CAP
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	158	ADM
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	117	PRM
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	5	IS
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	703	TR
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	395	SS
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	7	R
		FEDERATED HERMES GOVERNMENT OBLIGATIONS FUND	484	AVR
7/1/2004		FEDERATED HERMES GOVT OBLIGATIONS TAX-MGD FD	613	AS
		FEDERATED HERMES GOVT OBLIGATIONS TAX-MGD FD	636	IS
		FEDERATED HERMES GOVT OBLIGATIONS TAX-MGD FD	637	SS
12/1/2004		FEDERATED HERMES GOVERNMENT RESERVES FUND	970	A
		FEDERATED HERMES GOVERNMENT RESERVES FUND	971	B
		FEDERATED HERMES GOVERNMENT RESERVES FUND	972	C
		FEDERATED HERMES GOVERNMENT RESERVES FUND	807	P
		FEDERATED HERMES GOVERNMENT RESERVES FUND	973	F
7/1/2004		FEDERATED HERMES INSTITUTIONAL MMKT MGMT	136	CAP
		FEDERATED HERMES INSTITUTIONAL MMKT MGMT	349	EAG
		FEDERATED HERMES INSTITUTIONAL MMKT MGMT	58	IS
		FEDERATED HERMES INSTITUTIONAL MMKT MGMT	219	SS
		FEDERATED HERMES INSITUTIONAL PRIME OBLIGATIONS FUND	10	IS
		FEDERATED HERMES INSITUTIONAL PRIME OBLIGATIONS FUND	143	CAP
		FEDERATED HERMES INSITUTIONAL PRIME OBLIGATIONS FUND	396	SS
7/1/2004		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	858	CAP
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	821	CS
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	820	CII
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	852	WS
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	839	IV
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	855	SS
		FEDERATED HERMES MUNICIPAL OBLIGATIONS FUND	833	AS
7/1/2004		FEDERATED HERMES NEW YORK MUNI CASH TRUST	878	CS
		FEDERATED HERMES NEW YORK MUNI CASH TRUST	12	SS
		FEDERATED HERMES NEW YORK MUNI CASH TRUST	825	WS
		FEDERATED HERMES NEW YORK MUNI CASH TRUST	111	CII
7/1/2004		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	857	CAP
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	911	CII
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	851	WS
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	854	SS
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	909	AS
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	914	R
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	913	CS
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	915	TR
		FEDERATED HERMES PRIME CASH OBLIGATIONS FD	485	AVR
7/1/2004		FEDERATED HERMES INSTITUTIONAL PRIME VAL OBL	859	CAP
		FEDERATED HERMES INSTITUTIONAL PRIME VAL OBL	853	IS
		FEDERATED HERMES INSTITUTIONAL PRIME VAL OBL	856	SS
7/1/2004		FEDERATED HERMES TAX-FREE OBLIGATIONS FUND	15	WS
		FEDERATED HERMES TAX-FREE OBLIGATIONS FUND	397	SS
		FEDERATED HERMES TAX-FREE OBLIGATIONS FUND	486	AVR
7/1/2004		FEDERATED HERMES INSTITUTIONAL TX-FREE CSH TR	42	IS
		FEDERATED HERMES INSTITUTIONAL TX-FREE CSH TR	73	PRM
7/1/2004		FEDERATED HERMES TREASURY OBLIGATIONS FUND	115	AS
		FEDERATED HERMES TREASURY OBLIGATIONS FUND	862	CAP
		FEDERATED HERMES TREASURY OBLIGATIONS FUND	68	IS
		FEDERATED HERMES TREASURY OBLIGATIONS FUND	398	SS
		FEDERATED HERMES TREASURY OBLIGATIONS FUND	702	TR
7/1/2004		FEDERATED HERMES TR FOR U.S. TRSY OBLIGATIONS	54	CS
		FEDERATED HERMES TR FOR U.S. TRSY OBLIGATIONS	52	CII
		FEDERATED HERMES TR FOR U.S. TRSY OBLIGATIONS	59	IS
7/1/2004		FEDERATED HERMES U.S. TREASURY CASH RSV	632	SS
		FEDERATED HERMES U.S. TREASURY CASH RSV	125	IS
		COLLECTIVE TRUSTS
		FEDERATED HERMES CAPITAL PRESERVATION FUND	4	ISP
		FEDERATED HERMES CAPITAL PRESERVATION FUND	25	RP
		FEDERATED HERMES CAPITAL PRESERVATION FUND	26	SP
		FEDERATED HERMES CAPITAL PRESERVATION FUND	27	YP
		FEDERATED HERMES CAPITAL PRESERVATION FUND	35	R6P
		FEDERATED HERMES CAPITAL PRESERVATION FUND	40	IP
		FEDERATED HERMES INSTITUTIONAL FIXED INCOME FUND	45

State Street Bank and Trust Company	By each of the Federated Funds Set forth on Exhibit A.

By__________________________________________	By: ___________________________________
Name: Andrew Erickson	Name: Peter J. Germain
Title: Executive Vice President	Title: Secretary

OUTREACH SERVICES

The Transfer Agent shall provide the Outreach Services described below to assist the Fund in locating lost shareholders and re-establishing contact with inactive shareholders thereby reducing the number of escheated accounts.

The Transfer Agent and/or its third-party subcontractor (the “Outreach Subcontractor”) shall provide the following Outreach Services:

  Identify all accounts where 'date of last contact' exceeds two years and include these in the Transfer Agent’s UPA database
  Mail contact letters to inactive accounts requesting the dealer and/or shareholder to contact Transfer Agent to keep their account in an active status.
  In order to capture contact, maintain a dedicated secure web site, a dedicated toll free number and letter barcoding for auto-indexing for the Federated Funds
  Identify all RPO accounts unresponsive to the two required SEC searches, accounts reflecting outstanding checks, and accounts that have been unresponsive to a contact mailing.
    Send a file of these accounts to the Outreach Subcontractor for discretionary search and research purposes to identify the shareholder as deceased. If the beneficiary is located, accounts will follow the Outreach Subcontractor's legal claimant process.
    Mail a confirmation letter for RPO accounts and outstanding checks to newly located address instructing owners to contact Transfer Agent to update their account
  Provide Standard Summary Reports to the Fund upon completion of the outreach services detailing the results of the effort.

Outreach Subcontractor. As of the date of the Agreement, the Outreach Subcontractor is Venio LLC d/b/a Keane.

Fees. In consideration of the performance of the Outreach Services by the Transfer Agent and/or the Outreach Subcontractor, the Funds shall pay the Transfer Agent the Outreach Service fees set forth on Schedule 3.1 to the Agreement (in addition to the Core Escheatment Service Fees set forth in such Schedule 3.1).

Liability for Outreach Services. The Transfer Agent's aggregate liability under this Exhibit B with respect to or arising from the provision of the Outreach Services under this Exhibit, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the Annual Base Fee for the Outreach Services as set forth on Schedule 3.1 to the Agreement. For the avoidance of doubt, this section does not apply to any liability with respect to or arising from the provision of the Core Escheatment Services provided under the Agreement, which shall be governed by the terms of the Agreement.

Termination of Outreach Services. This Exhibit B with respect to the Outreach Services may be terminated by either party without cause by giving the other party at least thirty (30) days' written notice of its intention to terminate, and shall terminate automatically upon termination of the Agreement.

SCHEDULE 2.1
SERVICE LEVEL STANDARDS

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SCHEDULE 2.2(11)

CHECKWRITING SERVICES SUPPORT

(i) Upon receipt of checkwriting signature cards, code the appropriate Shareholder account on Transfer Agent’s recordkeeping systems for checkwriting services, order appropriate checkbook products through MICR’s online checkbook ordering system, and process the signature card, including manually inserting the fourteen-digit account number for such Shareholder on each such signature card, scanning such signature card into the Automated Work Distributor system (“AWD”) and sending the original signature card to United Missouri Bank, N.A. (“UMB”) for safekeeping;

(ii) Utilize UMB Direct system for daily settlement with UMB of checks presented against a Shareholder’s account, transmitting the aggregate settlement amount for all check presentments on each business day on which UMB is open for business, less the amount of any check presentments rejected from the prior business day;

(iii) Utilize UMB’s systems for review of accounts and processing of items rejected by UMB;

(iv) In accordance with Proper Instructions, place stop payment orders on specified checks utilizing the online systems of UMB;

(v) Provide information to UMB, on each business day, as to the current collected balance in specified Shareholder accounts;

(vi) With respect to checks that are rejected by UMB for reasons other than insufficient Shareholder account balance, perform the following services each business day, as applicable:

(A) For checks with faulty MICR encoding, incorrect formatting (1) perform a search of the Fund’s records, maintained on Transfer Agent’s recordkeeping systems, for open Shareholder accounts matching the available identifying Shareholder information on such check and (x) if no corresponding Shareholder account can be located, generate and send a report of such item to UMB, (y) if a corresponding Shareholder account can be located and the account of the Shareholder has a sufficient balance against which to process such check, instruct UMB to pay such check and (z) if a corresponding Shareholder account can be located and the account of the Shareholder does not have a sufficient balance against which to process such check, instruct UMB to return such check to the Shareholder, (2) review each item to determine the cause of the rejection and perform the following additional steps (x) if the cause was incorrect formatting or faulty MICR data, and the shareholder utilized a third party vendor or software platform, inform the Shareholder of the problem and advise the Shareholder to destroy remaining check stock, and, if requested by the Shareholder, order a new checkbook for such Shareholder and (y) if the cause was due to a check being written by a Shareholder against a Fund that no longer offers checkwriting privileges, inform the client of the problem and advise the client to destroy remaining check stock.

(B) For checks that are reported as duplicate check entries, (1) if the check can be viewed on UMB’s on-line system, view the check on-line in order to determine whether they are duplicative and (x) if not duplicative, confirm whether the Shareholder’s account has a sufficient balance to honor the check and, if so, instruct UMB to pay the check, (y) if not duplicative, confirm whether the Shareholder’s account has a sufficient balance to honor the check and, if not, instruct UMB to reject the check, and (z) if duplicative, instruct UMB to reject the check, and (2) if the check cannot be viewed on UMB’s on-line systems, contact the financial intermediary through which the Shareholder is transacting, if applicable, or the Shareholder if no financial intermediary is involved, and verify whether the potentially duplicative check is legitimate and (x) if verified to be legitimate by either such means, instruct UMB to pay such check and manually deduct the amount of such check from the Shareholder’s account for settlement with UMB on the next business day, (y) if the Shareholder or financial intermediary indicates that the check is forged or fraudulent, instruct UMB to reject the check and report the matter to the risk management function within Federated Services Company and (z) if the Shareholder or financial intermediary cannot be contacted, present the check for further review.

(vii) With respect to checks that are rejected by UMB for reasons of insufficient Shareholder account balance (“NSF Checks”), perform the following services each business day, as applicable:

(A)	With respect to NSF Checks written by Shareholders whose accounts are maintained (x) by a broker/dealer that has executed an indemnity in favor of Transfer Agent in form and substance satisfactory to Transfer Agent (“Brokers”) and (y) by Federated Securities Corp. (“FSC”):

(1)	Compile a daily list of NSF Checks, sorted by Broker name (including FSC, as applicable), and transmit such list to the respective Broker (including FSC, as applicable);

(2)	Accept instructions from such Brokers (including FSC, as applicable) until 12:30 p.m. (Eastern) on each business day as to the disposition of each such NSF Check (the “Pay or Bounce Instructions”);

(3)	Transmit all Pay or Bounce Instructions received by 12:30 p.m. (Eastern) on such business day to UMB by 1:00 p.m. (Eastern) on such business day;

(4)	Create a same day wire purchase, or perform a current day transfer or exchange, in accordance with instructions specified in each Pay or Bounce Instruction (the “Deficit True-Up Transaction”), and post this information to the “Trade Pending” status information field on Transfer Agent’s recordkeeping systems;

(5)	Confirm settlement of each Deficit True-Up Transaction (either receipt of wire or processing of transfer or exchange);

(6)	Create a checkwriting redemption against the “Trade Pending” status information field on the Transfer Agent’s recordkeeping systems; and

(7)	In the event that an additional checkwriting check is presented against a Shareholder account on the date an NSF Check for such Shareholder and with respect to which the Pay or Bounce Instruction has already been given, submit a “Resubmittal” report to the applicable Broker (including FSC, as applicable), indicating the new Shareholder account balance after giving effect to the prior Pay or Bounce Instruction.

(B)	With respect to NSF Checks written by Shareholders whose accounts are maintained by a broker/dealer that has not executed an indemnity in favor of Transfer Agent, instruct UMB to bounce or reject such NSF Check.

SCHEDULE 2.2(12)

DEBIT CARD SERVICES/ACH TRANSACTIONS SUPPORT

(A)	Debit Card Services.

(i) Upon receipt of applications for debit card services, code the appropriate Shareholder account on Transfer Agent’s recordkeeping systems for debit card services and process the application, including manually inserting the fourteen-digit account number for such Shareholder on the application, scanning such application into the AWD and sending a copy of the application to UMB;

(ii) Utilize UMB Direct system for daily settlement with UMB of debit card transactions presented against a Shareholder’s account, transmitting the aggregate settlement amount for all such presentments on each business day on which UMB is open for business;

(iii) Utilize UMB’s systems for review of accounts and processing of items rejected by UMB;

(iv) Review daily reject reports from UMB and make any and all necessary adjustments to Shareholder accounts.

(B) Automated Clearing House System (“ACH”) Transactions. Transfer Agent will provide the following services in support of ACH transactions:

(i) Utilize UMB Direct system for daily settlement with UMB of ACH transactions presented against a Shareholder’s account, transmitting the aggregate settlement amount for all ACH transactions on each business day on which UMB is open for business, less the amount of any ACH transactions rejected from the prior business day; and

(iii) Utilize UMB’s systems for review of accounts and processing of ACH transaction items rejected by UMB.

It is recognized that there are electronic alternatives to traditional paper checks, including those transactions processed through the ACH. The settlements referred to in (B)(I) and (B)(ii) of this Schedule 2.2(12), together with any such electronic checks processed as ACH transactions, will be included in daily settlement amounts communicated between Transfer Agent and UMB under Schedule 2.2(11), and processing of these transactions will otherwise be handled according to the terms of such Schedule 2.2(11).

SCHEDULE 3.1

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SCHEDULE 3.2

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SCHEDULE 10.2

INFORMATION SECURITY SCHEDULE

All capitalized terms not defined in this Information Security Schedule (this “Security Schedule”) shall have the meanings ascribed to them in the Transfer Agency and Service Agreement by and between Transfer Agent and each of the funds listed on Exhibit A thereto (each such fund, or series thereof, severally, and not jointly, the “Fund”) dated January 31, 2017 (the “Agreement”).

Transfer Agent and Fund hereby agree that Transfer Agent shall maintain and comply with an information security policy (“Security Policy”) that satisfies the requirements set forth below; provided, that, because information security is a highly dynamic space (where laws, regulations and threats are constantly changing), Transfer Agent reserves the right to make changes to its information security controls at any time and at the sole discretion of Transfer Agent in a manner that it believes does not materially reduce the protection it applies to Fund Data.

From time to time, Transfer Agent may subcontract services performed under the Agreement (to the extent provided for under the Agreement) or provide access to Fund Data or its network to a subcontractor or other third party; provided, that, such subcontractor or third party implements and maintains security measures Transfer Agent believes are at least as stringent as those described in this Security Schedule.

For the purposes of this Schedule “prevailing industry practices and standards” refers to standards among financial institutions, including mutual funds, and third parties providing financial services to financial institutions.

1.	Objective.

The objective of Transfer Agent’s Security Policy and related information security program is to implement data security measures consistent in all material respects with applicable prevailing industry practices and standards (“Objective”). In order to meet such Objective, Transfer Agent uses commercially reasonable efforts to:

a.	Protect the privacy, confidentiality, integrity, and availability of all confidential data and information disclosed by or on behalf of Fund to, or otherwise comes into the possession of Transfer Agent, in connection with the provision of services under the Agreement and to the extent the same is deemed confidential information under the terms of the Agreement (collectively, “Fund Data”). For the avoidance of doubt, and without limiting the foregoing, “Fund Data” includes all Confidential Information of the Fund and its agents or service providers, including, without limitation all “Customer Information,” as contemplated in the Agreement;

b.	Protect against accidental, unauthorized, unauthenticated or unlawful access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of the Fund Data;

c.	Comply with applicable governmental laws, rules and regulations that are relevant to the handling, processing and use of Fund Data by Transfer Agent in accordance with the Agreement; and

d.	Implement customary administrative, physical, technical, procedural and organizational safeguards.

e.	Implement means and technology to encrypt Fund Data, mutually acceptable between the Fund and Transfer Agent, while in transit to and from Transfer Agent.

2.	Risk Assessments.

a.	Risk Assessment - Transfer Agent shall, at least annually, perform risk assessments that are designed to identify material threats (both internal and external) against Fund Data, the likelihood of those threats occurring and the impact of those threats upon the Transfer Agent organization to evaluate and analyze the appropriate level of information security safeguards (“Risk Assessments”).

b.	Risk Mitigation - Transfer Agent shall use commercially reasonable efforts to manage, control and remediate any threats identified in the Risk Assessments that it believes are likely to result in material unauthorized access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of Fund Data, consistent with the Objective, and commensurate with the sensitivity of the Fund Data and the complexity and scope of the activities of Transfer Agent pursuant to the Agreement.

c.	Security Controls Testing - Transfer Agent shall, on approximately an annual basis, engage an independent external party to conduct periodic reviews of Transfer Agent’s information security practices. Transfer Agent shall have a process to review and evaluate high risk findings resulting from this testing.

3.	Security Controls. Annually, upon Fund’s reasonable request, Transfer Agent shall provide Fund’s Chief Information Security Officer or his or her designee with a copy of its corporate information security controls that form the basis for Transfer Agent’s Security Policy and an opportunity to discuss Transfer Agent’s information security measures, and a high level summary of any vulnerability testing conducted by Transfer Agent on its information security controls, with a qualified member of Transfer Agent’s information technology management team. Transfer Agent shall review its Security Policy annually.

4.	Organizational Security.

a.	Responsibility - Transfer Agent shall assign responsibility for information security management to qualified personnel only.

b.	Access - Transfer Agent shall permit only those personnel performing roles supporting the provision of services under the Agreement to access Fund Data.

c.	Confidentiality - Transfer Agent personnel who have accessed or otherwise been made known of Fund Data shall maintain the confidentiality of such information in accordance with the terms of the Agreement.

d.	Training - Transfer Agent will provide information security training to its personnel on approximately an annual basis.

5.	Asset Management.

a.	Data Sensitivity - Transfer Agent acknowledges that it understands the sensitivity of Fund Data.

b.	External Hosting Facilities – Transfer Agent shall implement controls, consistent with applicable prevailing industry practices and standards, regarding the collection, use, storage and/or disclosure of Fund Data by an external hosting provider.

6.	Physical Security.

a.	Securing Physical Facilities - Transfer Agent shall maintain systems located in Transfer Agent facilities that host Fund Data or provide services under the Agreement in an environment that is designed to be physically secure and to allow access only to authorized individuals. A secure environment includes the availability of onsite security personnel on a 24 x 7 basis or equivalent means of monitoring locations supporting the delivery of services under the Agreement.

b.	Physical Security of Media - Transfer Agent shall implement controls, consistent with applicable prevailing industry practices and standards, that are designed to deter the unauthorized viewing, copying, alteration or removal of any media containing Fund Data. Removable media on which Fund Data is stored by Transfer Agent (including thumb drives, CDs, and DVDs, and PDAS) will be encrypted based on Transfer Agent encryption policies.

c.	Media Destruction - Transfer Agent shall destroy removable media and any mobile device (such as discs, USB drives, DVDs, back-up tapes, laptops and PDAs) containing Fund Data or use commercially reasonable efforts to render Fund Data on such physical media unintelligible if such media or mobile device is no longer intended to be used. All backup tapes that are not destroyed must meet the level of protection described in this Security Schedule until destroyed or rendered irretrievable.

d.	Paper Destruction - Transfer Agent shall shred all paper waste containing Fund Data and dispose in a secure and confidential manner making it unrecoverable.

7.	Communications and Operations Management.

a.	Network Penetration Testing - Transfer Agent shall, on approximately an annual basis, contract with an independent third party to conduct a network penetration test on its network having access to or holding or containing Fund Data. Transfer Agent shall have a process to review and evaluate high risk findings resulting from this testing.

b.	Data Protection During Transmission - Transfer Agent shall encrypt, using an industry standard encryption algorithm, personally identifiable Fund Data when such data is transmitted.

c.	Data Loss Prevention - Transfer Agent shall implement a data leakage program that is designed to identify, detect, monitor and document Fund Data leaving Transfer Agent’s control without authorization in place.

d.	Malicious Code – Transfer Agent shall implement controls that are designed to detect the introduction or intrusion of malicious code on information systems handling or holding Fund Data and implement a process for removing said malicious code from information systems handling or holding Fund Data.

8.	Access Controls.

a.	Authorized Access - Transfer Agent shall have controls that are designed to maintain the logical separation such that access to systems hosting Fund Data and/or being used to provide services to Fund will uniquely identify each individual requiring access, grant access only to authorized personnel based on the principle of least privileges, and prevent unauthorized access to Fund Data.

b.	User Access - Transfer Agent shall have a process to promptly disable access to Fund Data by any Transfer Agent personnel who no longer requires such access. Transfer Agent will also promptly remove access of Fund personnel upon receipt of notification from Fund.

c.	Authentication Credential Management - Transfer Agent shall communicate authentication credentials to users in a secure manner, with a proof of identity check of the intended users.

d.	Multi-Factor Authentication for Remote Access - Transfer Agent shall use multi factor authentication and a secure tunnel, or another strong authentication mechanism, when remotely accessing Transfer Agent’s internal network.

9.	Use of Laptop and Mobile Devices in connection with the Agreement.

a.	Encryption Requirements – Transfer Agent will not locally store Fund Data on any laptops or mobile devices (e.g., Blackberries, PDAs) managed by Transfer Agent.

b.	Secure Storage - Transfer Agent shall require that all laptops and mobile devices be securely stored whenever out of the personnel’s immediate possession.

c.	Inactivity Timeout - Transfer Agent shall employ access and password controls as well as inactivity timeouts of no longer than fifteen (15) minutes on laptops, desktops and mobile devices managed by Transfer Agent and used by Transfer Agent’s personnel.

10.	Information Systems Acquisition Development and Maintenance.

a.	Fund Data – Fund Data shall only be used by Transfer Agent for the purposes specified in the Agreement.

b.	Virus Management - Transfer Agent shall maintain a malware protection program designed to deter malware infections, detect the presence of malware within the Transfer Agent environment.

11.	Incident Event and Communications Management.

a.	Incident Management/Notification of Breach - Transfer Agent shall develop, implement and maintain an incident response plan that specifies actions to be taken when Transfer Agent or one of its subcontractors suspects or detects that a party has gained material unauthorized access to Fund Data or systems or applications containing any Fund Data (the “Response Plan”). Such Response Plan shall include the following:

i.                 Escalation Procedures - An escalation procedure that includes notification to senior managers and appropriate reporting to regulatory and law enforcement agencies. This procedure shall provide for reporting of incidents that compromise the confidentiality of Fund Data (including backed up data) to Fund via telephone or email (and provide a confirmatory notice in writing as soon as practicable); provided that the foregoing notice obligation is excused for such period of time as Transfer Agent is prohibited by law, rule, regulation or other governmental authority from notifying Fund.

ii.                Incident Reporting - Transfer Agent will use commercially reasonable efforts to promptly furnish to Fund information that Transfer Agent has regarding the general circumstances and extent of such unauthorized access to the Fund Data.

iii.	Investigation and Prevention - Transfer Agent shall reasonably assist Fund in investigating of any such unauthorized access and shall use commercially reasonable efforts to:

(A) cooperate with Fund in its efforts to comply with statutory notice or other legal obligations applicable to Fund or its clients arising out of unauthorized access and to seek injunctive or other equitable relief; (B) cooperate with Fund in litigation and investigations against third parties reasonably necessary to protect its proprietary rights; and (C) take reasonable actions necessary to mitigate loss from any such authorized access.

August 23, 2018

Peter J. Germain, Esq.

General Counsel

Federated Investors, Inc.

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222

RE: Transfer Agency and Service Agreement among Federated Funds and State Street

Dear Mr. Germain,

At your request, this letter is intended to clarify certain aspects of the Transfer Agency and Service Agreement dated as of January 31, 2017, by and between each of the Federated Funds set forth on Exhibit A of that Agreement (the “Funds”) and State Street Bank and Trust Company (“State Street”), as amended from time to time (the “Agreement”).

As you may know, Section 15.1 of the Agreement allows State Street to subcontract, without the consent of the Funds, its performance under the Agreement to Boston Financial Data Services, Inc. (“Boston Financial”), provided, however, that State Street remains fully responsible to the Fund for the acts and omissions of Boston Financial as it is for its own acts and omissions under the Agreement.

We understand that the recent changes in the ownership structure of Boston Financial may be a cause of concern to the Funds, wherein: (i) Boston Financial changed its corporate name to DST Asset Manager Solutions, Inc. (“DST AMS”) following the March 2017 acquisition by DST Systems, Inc. of the remaining ownership interest in Boston Financial and (ii) SS&C Technologies Holdings, Inc. (“SS&C”) acquired 100% of the ownership interest in DST Systems, Inc., the parent company of DST AMS (the “SS&C Purchase”), in April 2018.

State Street confirms to the Funds that it will continue to delegate the services under the Agreement to DST AMS, which is now a subsidiary of SS&C, until the Agreement terminates by its terms or upon agreement by the parties thereto. Further, pursuant to Section 15.1 of the Agreement, and not-withstanding Section 15.2 of the Agreement, State Street will continue to be fully responsible to the Funds for the acts and omissions of DST AMS as it is for its own acts and omissions under the terms of the Agreement. State Street views all other terms of the Agreement as it has been amended over time as continuing to remain in force and effect.

State Street’s Third Party Risk Management (TPRM) program assesses, monitors and manages the potential risks inherent to third party providers throughout the lifecycle of each applicable engagement, consistent with compliance and regulatory requirements. DST AMS as a Third Party Service Provider is required to successfully complete this process to provide Transfer Agency services to State Street clients. State Street’s TPRM program framework is comprised of five mandatory components: Planning, Due Diligence, Contract Negotiation, Ongoing Monitoring and Termination. Each component requires activities that support the goal of managing applicable third party risk dimensions throughout the duration of the engagement.

In addition to the Third Party Service Provider requirements listed above, State Street also utilizes the Transfer Agency Governance and Oversight Committee (TAGOC) to provide additional oversight for subcontracted Transfer Agency work for regulated activities. Oversight includes review of Key Performance Indicators, Compliance with Regulatory Obligations and Issue escalation. State Street oversees DST AMS through this governance body.

I trust that the foregoing clarification is helpful to you. Please provide your acknowledgement and acceptance of this clarification by signing below. Please feel free to contact me if you have any questions. Thank you.

Sincerely,

/s/ Jane Kirkland

Jane Kirkland

Senior Vice President

Acknowledged and accepted by each of the Federated Funds Set forth on Exhibit A to the Agreement (other than collective trusts) severally and not jointly:

By: /s/ Peter J. Germain

Name: Peter J. Germain

Title: Chief Legal Officer

VENDOR MANAGEMENT

KEY VENDOR MANAGEMENT PROVISIONS CHECKLIST

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